                                                                    EXHIBIT 4.20



(Translation)











                             LAND TRANSFER AGREEMENT












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                         ----------------------------
                            Stamp tax is not applied
                           pursuant to Article 5.2 of
                                 Stamp Duty Law
                         ----------------------------



                             Land Transfer Agreement

1.   Land to be Transferred

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  Location                25-3, 4-chome, Kitayamada, Tsuzuki-ku,
                            Yokohama City, Kanagawa Prefecture
--------------------------------------------------------------------------------
  Lot Area           25,000.10          Land Category           Curtilage
                    square meter
--------------------------------------------------------------------------------
  Description
--------------------------------------------------------------------------------


2.   Transfer Price by Installment (A+B): 9,408,237,420 yen
A.   Transfer Value by Immediate Payment: 8,000,032,000 yen
                       (Value per square meter: 320,000 yen)
     1.   Initial Payment: 1,600,006,400 yen
     2.   Total amount of installment principal: 6,400,025,600 yen


B.   Total amount of Installment Interest: 1,408,305,420 yen

This Land Transfer Agreement is entered into by and between Urban Development Corporation as the assignor (hereinafter referred to as the "Assignor") and Crosswave Communications Inc. as the assignee (hereinafter referred to as the "Assignee") under the following terms and conditions. In witness whereof, the Assignor and the Assignee have caused this Agreement to be executed in two (2) originals by affixing their names and seals hereto, the Assignor and the Assignee respectively retaining one copy each.


September 29th, 2000

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Assignor:
Rei Iguchi
Manager of Kanagawa Regional Branch
Urban Development Corporation
3, 3-ban, 2-chome, Minatomirai, Nishi-ku, Yokohama City,
Kanagawa


Assignee:
Koichi Suzuki
Representative Director
Crosswave Communications Inc.
21-banchi, 3-chome, Kandanishiki-cho, Chiyoda-ku, Tokyo

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Article 1 (General Provisions)

     1. The Assignor shall transfer the land first specified above (hereinafter referred to as the "Land") under the terms and conditions set forth in this Agreement, and the Assignee shall accept and pay for such transfer by the method of installment payment.

     2. The Assignee shall use the Land as the site of the business facility specified below (hereinafter referred to as the "Facility").
            Name of the Facility: Data Center


Article 2 (Transfer Price)

     The transfer price of the Land by installment payments pursuant to this Agreement (hereinafter referred to as the "Transfer Price") shall be as first specified above.


Article 3 (Payment of Transfer Price)

     1. The Assignee shall make an initial payment and payments of principal and interest by installments to the Assignor by the method determined by the Assignor, and such payment amounts and due dates shall be as set forth in the price list attached hereto.

     2. The amount of the installment interest shall be the amount calculated in a manner determined by the Assignor based on the annual interest rate of 2.85%.

     3. Notwithstanding paragraph 1 of this Article, the Assignee may make a prepayment of the remaining balance of the installment payments, in full or in part, at any time during the payment period. The amount of such prepayment and the payment method of such balance amount, etc. shall be as determined by the Assignor.


Article 4 (Timing of Delivery and Registration of Transfer of Title)

     The Assignor shall transfer the title of the Land and deliver the same to the Assignee simultaneously at the

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     time of execution of this Agreement.


Article 5 (Establishment of Right of Pledge)

     Simultaneously at the time of transfer of title of the Land, to secure the Assignor's claim for payment of the remaining balance of the Transfer Price, the Assignee shall establish the first mortgage on the Land for a claim amount of equal to such remaining balance.


Article 6 (Approval of Construction Plan of Facility)

     With respect to the construction of the Facility on the Land, the Assignee shall submit the construction plan of the Facility (hereinafter referred to as the "Construction Plan of the Facility") to the Assignor in advance in a manner determined by the Assignor and receive the Assignor's approval. The same shall apply when the Assignee intends to alter such plan.


     Article 7 (Obligation of Construction etc.)

               1. The Assignee shall construct the Facility following the Construction Plan of the Facility within five (5) years of the date of execution of this Agreement and shall commence and continue its business operations at the Facility after the completion of said construction; provided, however, that if the Construction Plan of the Facility is divided into separate plans based on the construction period, the Assignee shall construct the Facility as per such construction period based plans specified in the Construction Plan of the Facility.

               2. The Assignee shall not construct any buildings on the Land except for the Facility (and its annex buildings). The foregoing, however, does not apply in the event the Assignor gives its prior approval.

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               3. The Assignee shall construct the Facility in compliance with the Building Standards Law (Law No. 201, 1950) and other applicable laws and regulations of Japan.


     Article 8 (Acceptance of Loss Resulting from Partial Incompletion of Urban Development)

          In the event that the urban development business performed by the Assignor is partially incomplete, the Assignee shall accept the loss resulting from such incompletion.


     Article 9 (Matters Subject to Assignor's Approval)

          In case the Assignee intends to commit any of the following during the period commencing from the date of execution of this Agreement until the date of the Assignee's completion of payment of the Transfer Price (in case the Assignee completes its payment of the Transfer Price within seven (7) years of the date of execution hereof, said period shall be seven (7) years after such date of execution), the Assignee (and the other party in the event of item 1) shall receive prior approval from the Assignor:

          1. transfer the title of the Land, in full or in part, or establish or transfer any rights as a security, such as surface rights, rights of pledge, mortgages, etc., or any rights for use and earnings, such as rights by loan for use, tenancy, etc.;

          2. change the original form of the Land to an extent beyond that which is normally necessary as a result of the construction of the Facility; or

          3. not continue its operation of business after completion of construction of the Facility pursuant to Article 7.1 hereunder.


     Article 10 (Obligation of Notice to Assignor)

          In case any of the following occurs with respect to

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     the Assignee during the period commencing from the date of execution of this Agreement until the date of completion of payment of the Transfer Price (in case the Assignee completes its payment of the Transfer Price within seven (7) years of the date of execution hereof, said period shall be seven (7) years after such date of execution), the Assignee (including its heirs, legal representative, etc.) shall provide notice to the Assignor of such occurrence immediately:

               1. dissolution, merger, or suspension, termination, or transference of its business;

               2. change of its name, representative, address, or the location of its main office;

               3. any petition for attachment due to delinquency in payment, compulsory execution, temporary attachment, temporary injunction, or auction is filed against it, or the Assignee files any petition for commencement of rehabilitation proceedings;

               4. any petition for commencement of company arrangement or special liquidation is filed by or against the Assignee, or any order of commencement of the same is given by notification;

               5. any petition for commencement of enforcement of enterprise security interest, bankruptcy, or commencement of reorganization proceedings is filed by or against the Assignee;

               6. the title of the Land or the Facility is transferred by general succession;

               7. the Land is expropriated or used pursuant to the provisions of applicable laws and regulations; or

               8. the Land is significantly impaired.


Article 11 (Assignor's Demand of Lump Sum Payment)

          In the event that the Assignor deems that any of the

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     following has occurred with respect to the Assignee during the period commencing from the date of execution of this Agreement until the completion of payment of the Transfer Price, the Assignor may demand a lump sum payment of the resulting balance of the Transfer Price (excluding the amount equal to installment interest accrued from the day following the date of such claim) from the Assignee:

     1. an installment payment is delayed for three (3) months or more; or

     2. any event in items 3, 4, 5, or 7 of the preceding Article occurs.


Article 12 (Assignor's Right to Terminate Agreement, etc.)

          1. In the event the Assignor deems that any of the following has occurred with respect to the Assignee, the Assignor may terminate this Agreement without providing any notice to the Assignee, or may repurchase the Land:

          (1) the construction of the Facility is not completed within the period provided for in Article 7.1 hereunder;

          (2) the Assignee accepts the transfer of the Land by committing an unethical act with regard to its application, such as making a false statement on the application form, etc.;

          (3) the Land is used for any purpose other than as the site of the Facility;

          (4) the Assignee commits any act listed in Article 9 hereunder without obtaining the approval of the Assignor as provided for in the same Article;

          (5) any of items 3, 4, or 7 of Article 10.1 occurs to the Assignee, or when a dissolution, suspension, termination of, or transfer of the Assignee's business occurs, and if deemed particularly necessary by the Assignor;

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          (6) the Assignor demands a lump sum payment pursuant to the provisions of the preceding Article, and the amount in relation to such demand is not paid by the due date designated by the Assignor; or

          (7) any other events causing a breach of this Agreement occur.

          2. The term in which the Assignor may terminate this Agreement pursuant to the preceding paragraph shall be during the period commencing from the date of execution of this Agreement until the date of the completion of the Assignee's payment of the Transfer Price (in case the Assignee completes its payment of the Transfer Price within seven (7) years of the date of execution hereof, said period shall be seven (7) years after such date of execution).

          3. The term in which the Assignor may repurchase the Land pursuant to the provisions of paragraph 1 of this Article shall be seven (7) years from the date of execution of this Agreement.

          4. In the event that the Assignor terminates this Agreement or repurchases the Land pursuant to the provisions of paragraph 1 of this Article, the Assignor shall return to the Assignee the amount already received from the Assignee as the Transfer Price, and the Assignee shall immediately restore the Land to its original state as at the time of execution of this Agreement and return the same to the Assignor in a manner determined by the Assignor. The amount returned by the Assignor to the Assignee shall bear no interest.

          5. The costs required to restore the Land to its original state pursuant to the provision of the preceding paragraph shall be borne by the Assignee.


     Article 13 (Obligation of Payment of Fees for Use Due to Termination of Agreement, etc.)

               1. In the event that the Assignor terminates this Agreement or repurchases the Land pursuant to the provisions of paragraph 1 of the

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          preceding Article, the Assignee shall pay the Assignor, in a manner determined by the Assignor, the amount equal to the fees for use accrued from the month which contains the date of execution of this Agreement up to the month which contains the date of the Assignee's return of the Land to the Assigner pursuant to the provisions of paragraph 4 of the preceding Article.

               2. The annual amount of the fees for use described in the preceding paragraph shall be the amount obtained by multiplying the immediate Transfer Price of the Land first specified above (hereinafter referred to as the "Immediate Transfer Price") by the ratio of 6%, and in the event there are any fractional figures less than one (1) year, the monthly fee for use shall be the amount obtained by multiplying said annual amount by one twelfth.


               Article 14 (Payment of Penalty)

               1. In the event that the Assignor terminates this Agreement or repurchases the Land pursuant to the provisions of Article 12.1 hereunder, the Assignee shall pay the Assignor, in a manner determined by the Assignor, an amount equal to 20% of the Immediate Transfer Price as a penalty (if said amount contains any fractional amount less than 1,000 yen, such fractional amount shall be rounded up to the nearest 1,000 yen) in addition to an amount equal to the fees for use described in the preceding Article.

               2. In the event that the Assignor terminates this Agreement or repurchases the Land pursuant to the provisions of Article 12.1 hereunder, and if the monetary amount resulting from damages suffered by the Assignor due to such termination or repurchase exceeds the total sum of the penalty

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          prescribed in the preceding paragraph plus the amount equal to the fees for use described in the preceding Article, the Assignee shall pay the Assignor, upon the request of the Assignor, an amount equal to such excess amount.


               Article 15 (Delay Interest)

               In the event of a delay in the performance of the Assignee's monetary obligation, the Assignee shall pay the Assignor delinquent charges with respect to such delayed amount, which shall be calculated based on the rate of 14.6% per annum (on a 365-day year basis) in proportion to the number of days during the period in which such delay occurs.


               Article 16 (Offset)

               In the event that the Assignor terminates this Agreement or repurchases the Land pursuant to the provisions of Article 12.1 hereunder, the Assignor shall offset the obligation of money payable by the Assignee to the Assignor, such as the fees for use, penalties, and other fees, against the obligation of money payable by the Assignor to the Assignee with respect to the corresponding amounts.


               Article 17 (Consultation Regarding Plan of Facility)

               The Assignee shall thoroughly consult with the Assignor and the City of Yokohama about the Construction Plan of the Facility.


               Article 18 (Measures Against Troubles of Radio Waves etc.)

               The Assignee shall pursue measures at its own responsibility with regard to any trouble caused by radio waves to the surrounding areas resulting from

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          the construction of the Facility.

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               Article 19 (Use of Cable TV)

               The Assignee shall receive television broadcasting through the cable television services.


               Article 20 (Inspection on Performance of Agreement, etc.)

               The Assignee shall extend its cooperation when the Assignor conducts an inspection with respect to the use of the Land or when it requests that the Assignee report with respect to the same.


     Article 21 (Registration)

               1. The Assignor shall register, immediately after the execution hereof, the transfer of the title of the Land, the establishment of the mortgage, and the special agreement of repurchase pursuant to this Agreement, and the Assignee shall cooperate with the Assignor on such registration.

               2. The costs required for the registration of the transfer of the title and the establishment of the mortgage provided for in the preceding paragraph shall be borne by the Assignee, and the costs required for the registration of the special agreement of repurchase provided for in the same shall be borne by the Assignor.


               Article 22 (Responsibility for Taxes and Public Charges)

               1. For the taxes and public charges imposed upon the Assignor with respect to the Land, such as fixed assets taxes, city planning taxes, and other charges, and according to a calculation on a monthly basis assuming April 1st of the year of execution of this Agreement (or the April 1st of the following year if such execution date occurs during the period from January 1st until March 31st of such following year)

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          to be the commencement date for said calculation, the Assignor shall be responsible for the obligation of said taxes and public charges for the period from the month which contains such commencement date to the month which contains the date of execution of this Agreement, while the Assignee shall be responsible for the same from the month following the date of such execution and thereafter.

               2. The Assignee shall pay the Assignor the Assignee's share of the taxes and public charges pursuant to the provision of the preceding paragraph by such method and due date as determined by the Assignor.


               Article 23 (Place to Receive Repayment Money)

               If there is any obligation of money to be returned by the Assignor to the Assignee, the Assignee shall receive such money at a place designated by the Assignor.


               Article 24 (Jurisdiction etc.)

               If any doubts arise with respect to this Agreement, the Assignor and the Assignee shall consult with each other. Any disputes between the Assignor and the Assignee with regard to any rights and obligations stipulated herein shall be subject to the jurisdiction of the Yokohama District Court of Japan.

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
                                   Price List

--------------------------------------------------------------------------------
                                  Due Date                  Amount Due
--------------------------------------------------------------------------------
Initial Payment               Date of Execution         1,600,006,400 yen
                              of Agreement
--------------------------------------------------------------------------------
Installment Interest          02/25/2001                74,459,480 yen
                              (1st Due Date)
--------------------------------------------------------------------------------
                              08/25/2001                91,210,360 yen
                              (2nd Due Date)
                              --------------------------------------------------
                              02/25/2002                91,210,360 yen
                              (3rd Due Date)
                              --------------------------------------------------
                              08/25/2002                91,210,360 yen
                              (4th Due Date)
                              --------------------------------------------------
                              02/25/2003                91,210,360 yen
                              (5th Due Date)
                              --------------------------------------------------
                              08/25/2003                91,210,360 yen
                              (6th Due Date)
                              --------------------------------------------------
                              02/25/2004                91,210,360 yen
                              (7th Due Date)
                              --------------------------------------------------
                              08/25/2004                91,210,360 yen
                              (8th Due Date)
--------------------------------------------------------------------------------

                                                  (Continued on the next page)

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

--------------------------------------------------------------------------------
                                  Due Date                  Amount Due
--------------------------------------------------------------------------------
Installment Interest          02/25/2005                91,200,360 yen
                              (9th Due Date)
--------------------------------------------------------------------------------
Installment Principal         08/25/2005                91,200,360 yen
and Installment Interest      (10th Due Date)
                              --------------------------------------------------
                              02/25/2006                Installment Principal
                              (11th Due Date)           599,356,870 yen
                                                        Installment Interest
                                                        91,949,960 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              08/25/2006                Installment Principal
                              (12th Due Date)           608,647,300 yen
                                                        Installment Interest
                                                        82,659,530 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              02/25/2007                Installment Principal
                              (13th Due Date)           617,320,530 yen
                                                        Installment Interest
                                                        73,986,300 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              08/25/2007                Installment Principal
                              (14th Due Date)           626,117,340 yen
                                                        Installment Interest
                                                        65,189,490 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              02/25/2008                Installment Principal
                              (15th Due Date)           635,039,510 yen
                                                        Installment Interest
                                                        91,267,320 yen
                                                        (Total 691,306,830 yen)
--------------------------------------------------------------------------------

                                                  (Continued on the next page)

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

--------------------------------------------------------------------------------
                                  Due Date                  Amount Due
--------------------------------------------------------------------------------
Installment Principal         08/25/2008                Installment Principal
and Installment Interest      (16th Due Date)           644,088,830 yen
                                                        Installment Interest
                                                        47,218,000 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              02/25/2009                Installment Principal
                              (17th Due Date)           653,267,090 yen
                                                        Installment Interest
                                                        38,039,740 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              08/25/2009                Installment Principal
                              (18th Due Date)           662,576,150 yen
                                                        Installment Interest
                                                        28,730,680 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              02/25/2010                Installment Principal
                              (19th Due Date)           672,017,860 yen
                                                        Installment Interest
                                                        19,288,970 yen
                                                        (Total 691,306,830 yen)
                              --------------------------------------------------
                              08/25/2010                Installment Principal
                              (20th Due Date)           681,594,120 yen
                                                        Installment Interest
                                                        9,712,710 yen
                                                        (Total 691,306,830 yen)
--------------------------------------------------------------------------------

          (Note) In case any of the above Due Dates falls on a holiday for financial institutions, the affected Due Date shall be the first business day after the subsequent date of such holiday.

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